Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	David J. Kaye Chief Financial Officer (617) 912-3949

Erica E. Smith Investor Relations (617) 912-3766 www.bostonprivate.com

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Reports Non-cash Impairment of $29 million to Goodwill relating to Gibraltar Private Bank & Trust

Cash Earnings for Q4 and 2007 Full Year in Line with Company Expectations

Boston, MA, January 14, 2008 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company”) today reported an adjustment to the carrying value of its subsidiary, Gibraltar Private Bank & Trust Company (“Gibraltar”), reducing the goodwill related to the purchase of Gibraltar in accordance with the provisions of FAS 142.

Under FAS 142, Boston Private is required to assess the value of goodwill on its balance sheet at least annually. Common valuation practices include using benchmarks of the current market multiples of peer group companies, in addition to a discounted cash flow analysis. Since October 1, 2005 when the Company acquired Gibraltar, market values of bank stocks in general, and banks headquartered in Florida in particular, have declined significantly. In fact, the SNL bank index declined 25% during 2007, which factored into the reduction of the valuation of Boston Private’s investment in Gibraltar.

This non-cash accounting adjustment will result in a fourth quarter charge to GAAP earnings of approximately $29 million, or $0.75 per fully diluted share, resulting in a projected GAAP loss for the fourth quarter of between $0.30 and $0.33 per share. Exclusive of this accounting adjustment, projected fourth quarter earnings per share are anticipated to be between $0.41 and $0.44 per fully diluted share, which is 5-10% ahead of the fourth quarter of 2006. This change will not affect Boston Private’s liquidity or regulatory capital and does not impact the tangible equity to tangible asset ratio. The Company remains well capitalized.

David J. Kaye, Boston Private’s Chief Financial Officer, stated, “We are adjusting the goodwill and carrying value of Gibraltar, in accordance with accounting guidelines, driven by the decline of the broader banking industry and in particular the Florida marketplace. Gibraltar’s deposit growth and cost of funds were negatively impacted by market conditions, among other factors, throughout the year, which resulted in a decline in the bank’s operating earnings on an annual basis.”

Kaye continued: “Gibraltar has performed well across several key financial metrics since the acquisition in 2005, increasing total assets by 21%, assets under management by 52% and investment management revenues by 57%. In addition, cumulative net charge offs since the date of acquisition are $84,000, which is favorable performance relative to industry averages. Gibraltar’s fourth quarter operating earnings increased to $1.9 million, its highest level in 2007 and 12% better than the fourth quarter of 2006. We continue to have high regard for the bank — it is fundamentally sound and it remains well capitalized — and we maintain a positive outlook for their performance, even in today’s turbulent environment.”

Cash earnings per share will be unaffected by this accounting adjustment and are expected to range between $0.51 and $0.54 per fully diluted share for the fourth quarter of 2007, which reflects an increase of 7% over the fourth quarter of 2006. GAAP earnings for the full year 2007 are expected to range between $0.60 and $0.63. Cash earnings per fully diluted share for the full year 2007 are expected to range between $1.96 and $1.99 as compared to $1.82 for 2006, a year over year increase of 8-9%.

The Company will release its full earnings report on Wednesday, January 23, 2008 and will discuss the results in a conference call scheduled for 9 am Eastern on Thursday, January 24, 2008.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, goodwill impairment, and the impact of certain non-cash share based compensation plans, and includes related tax benefits that result from purchase accounting that are deferred under GAAP. In addition to GAAP earnings, the Company believes its cash earnings report the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans.

Operating Earnings

Operating earnings for Gibraltar are defined as Net Income less impairment charge.

Boston Private Wealth Management Group

Boston Private is a financial services company that owns independently operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s three key disciplines. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of net amortization of intangibles, tax benefits related to purchase accounting, stock options, goodwill impairment and ESPP expense. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures considering the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.